[LETTERHEAD OF SCHIFF HARDIN & WAITE]

                                                           EXHIBIT 5.1


                                   August 28, 1997


Cornerstone Propane Partners, L.P.
432 Westridge Drive
Watsonville, California  95076

Gentlemen:

          We have acted as counsel to Cornerstone Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), and Cornerstone Propane GP, Inc., a California corporation and the managing general partner of the Partnership, in connection with the registration under the Securities Act of 1933, as amended, of up to 1,000,000 common units representing limited partner interests in the Partnership (the "Common Units") which may be issued from time to time pursuant to the Partnership's registration statement on Form S-1 being filed with the Securities and Exchange Commission (the "Registration Statement"). The Common Units will be issued from time to time in connection with the Partnership's acquisitions of businesses, assets or securities in amounts, at prices and on terms to be determined at the time of such acquisitions.

          In connection with the opinions expressed below, we have examined such statutes, regulations, partnership and corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. We have also assumed that, at the time of each issuance, sale and delivery of Common Units, such Common Units will be issued, sold and delivered in a manner consistent with the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and the partnership agreement of the Partnership as in effect at such time.

          Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

          1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act.

          2. When appropriate partnership action has been taken to authorize the issuance of any Common Units and such Common Units have been issued and paid for as described in the prospectus contained in the Registration Statement, as amended or supplemented (the "Prospectus"), such Common Units will be duly authorized, validly issued, fully paid and nonassessable, except as such nonassessability may be affected by the matters described in the Prospectus under the caption "The Partnership Agreement-Limited Liability."
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          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Common Units" in the Prospectus.

                                   Very truly yours,

                                   SCHIFF HARDIN & WAITE



                                   By: /s/   Robert J. Minkus
                                        ---------------------------
                                             Robert J. Minkus